Entergy
639 Loyola Avenue
New Orleans, LA 70113

Exhibit 99.1

Date:	April 25, 2018

For Release:	Immediately

Contact:	Emily Parenteau (Media) (504) 576-4328 eparent@entergy.com	David Borde (Investor Relations) (504) 576-5668 dborde@entergy.com

Entergy Reports First Quarter Earnings
Company affirms 2018 guidance and long-term financial outlooks

NEW ORLEANS - Entergy Corporation (NYSE: ETR) reported first quarter 2018 earnings per share of 73 cents on an as-reported basis and $1.16 on an operational basis. These results reflect the lower federal income tax rate, favorable weather of 9 cents and a loss of (4) cents from the implementation of ASU No. 2016-01, which now requires the mark-to-market of equity investments in the nuclear decommissioning trust funds at EWC.

“We’ve had a solid start to 2018 with success on key projects and regulatory initiatives,” said Entergy Chairman and Chief Executive Officer Leo Denault. “Our results keep us on track to achieve our full year guidance and long-term outlooks.”

Table of Contents Page
News Release1
Appendices8
A: Consolidated Results and Special Items9
B: Earnings Variance Analysis12
C: Utility Financial and Operating Measures14
D: EWC Financial and Operating Measures16
E: Consolidated Financial Measures17
F: Definitions and Abbreviations and Acronyms18
G: GAAP to Non-GAAP Reconciliations22
Financial Statements26

Business highlights included the following:

•	Entergy New Orleans received approval for the New Orleans Power Station.

•	The LPSC approved Entergy Louisiana’s unopposed settlement for its formula rate plan.

•	Entergy Mississippi made its annual formula rate plan filing.

•	Entergy and parties filed a settlement memorandum of understanding with the Vermont PUC for the sale of Vermont Yankee.

•	Indian Point 2 completed its final refueling and maintenance outage before retirement.

•
Entergy was named for a third consecutive year by the Women’s Business Enterprise National Council to the list of America’s Top Corporations for Women’s Business Enterprise, honoring corporations that have implemented world-class policies and programs to enable growth and reduce barriers for women-owned businesses.

Consolidated Earnings (GAAP and Non-GAAP Measures)
First Quarter 2018 vs. 2017 (See Appendix A for reconciliation of GAAP to non-GAAP measures and description of special items)
	First Quarter
	2018	2017	Change
(After-tax, $ in millions)
As-reported earnings	133	83	50
Less special items	(78)	(95)	17
Operational earnings (non-GAAP)	211	178	33
Estimated weather in billed sales	16	(29)	46

(After-tax, per share in $)
As-reported earnings	0.73	0.46	0.27
Less special items	(0.43)	(0.53)	0.10
Operational earnings (non-GAAP)	1.16	0.99	0.17
Estimated weather in billed sales	0.09	(0.16)	0.25

Calculations may differ due to rounding

Consolidated Results

For first quarter 2018, the company reported earnings of $133 million, or 73 cents per share, on an as-reported basis and earnings of $211 million, or $1.16 per share, on an operational basis. This compared to first quarter 2017 earnings of $83 million, or 46 cents per share, on an as-reported basis and earnings of $178 million, or 99 cents per share on an operational basis.

Summary discussions by business are below. Additional details, including information on OCF by business, are provided in Appendix A and a comprehensive analysis of quarterly variances by business is provided in Appendix B.

Utility, Parent & Other Results

For first quarter 2018, the Utility business reported earnings attributable to Entergy Corporation of $215 million, or $1.19 per share, compared to $165 million, or 92 cents per share, in first quarter 2017. Key drivers for the quarterly increase included higher net revenue and lower income tax expense, partially offset by higher operating expenses.

Net revenue increased quarter-over-quarter driven by favorable weather in first quarter 2018 compared to unfavorable weather a year ago. Weather-adjusted sales growth was positive, but was more than offset by lower volume in the unbilled period. Rate actions to recover investments that benefit customers were also more than offset by regulatory provisions recorded to return benefits from tax reform to customers at Entergy Louisiana and Entergy New Orleans.

On a weather-adjusted basis, billed sales increased 3.0 percent, including 4.1 percent and 2.4 percent for residential and commercial billed sales, respectively. Industrial billed sales volume increased 2.6 percent with higher sales to both new and expansion customers as well as existing customers. The increase was driven largely by the primary metals segment. Sales to petroleum refining customers were also higher.

Income tax expense was lower due primarily to the reduction of the federal income tax rate. Utility non-fuel O&M increased quarter-over-quarter, driven by higher spending on nuclear operations, primarily labor, and taxes other than income taxes.

For first quarter 2018, Parent & Other reported a loss of $(64 million), or (36) cents per share, compared to a loss of $(54 million), or (30) cents per share, in first quarter 2017.

On a combined basis, Utility, Parent & Other (non-GAAP) contributed 83 cents to first quarter 2018 consolidated EPS compared to 62 cents to first quarter 2017 consolidated EPS. On an adjusted basis, excluding special items and normalizing weather and income taxes, Utility, Parent & Other contributed 71 cents in first quarter 2018 to consolidated EPS, compared to 83 cents in first quarter 2017.

Appendix C contains additional details on Utility financial and operating measures, including a reconciliation for non-GAAP Utility, Parent & Other adjusted earnings and EPS.

Entergy Wholesale Commodities Results

For first quarter 2018, EWC recorded a loss attributable to Entergy Corporation of $(18 million), or (10) cents per share, on an as-reported basis and earned $60 million, or 33 cents per share, on an operational basis. This compared to a first quarter 2017 loss of $(28 million), or (16) cents per share, on an as-reported basis and earnings of $67 million, or 37 cents per share, on an operational basis.

As-reported losses in both periods reflected impairments and other expenses recorded as a result of strategic decisions for the wholesale business. These items were considered special items and excluded from operational earnings.

The sale of FitzPatrick at the end of first quarter 2017 affected period-over-period variances for multiple line items. Excluding FitzPatrick, quarterly earnings reflected lower other income, primarily due to losses on decommissioning trust funds previously classified as other comprehensive income on the balance sheet, now recorded to the income statement. The decrease was partially offset by lower income tax expense which resulted primarily from the reduction of the federal income tax rate.

Appendix D contains additional details on EWC financial and operating measures, including reconciliation for non-GAAP EWC operational adjusted EBITDA.

Earnings Guidance

Entergy affirmed its 2018 consolidated operational earnings guidance range of $6.25 to $6.85 per share and its Utility, Parent & Other adjusted guidance range of $4.50 to $4.90 per share. See webcast presentation slides for additional details, including Progress Against Guidance on slide 35.

The company has provided 2018 earnings guidance with regard to the non-GAAP measures of consolidated operational EPS and Utility, Parent & Other adjusted EPS. These measures exclude from the corresponding GAAP financial measures the effect of special items as described below under “Non-GAAP Financial Measures.” The company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot predict and quantify with a reasonable degree of confidence all of the special items that may occur during 2018. The only anticipated special items that the company can reasonably estimate at this time are those that relate to the decisions to sell or close the company’s merchant nuclear plants; these estimated costs, which are excluded from the earnings guidance, are expected to decrease as-reported EPS by approximately $(2.55) per share in 2018.

Earnings Teleconference

A teleconference will be held at 10:00 a.m. Central Time on Wednesday, April 25, 2018, to discuss Entergy’s quarterly earnings announcement and the company’s financial performance. The teleconference may be accessed by visiting Entergy’s website at www.entergy.com or by dialing 844-309-6569, conference ID 9178845, no more than 15 minutes prior to the start of the call. The webcast slide presentation is also posted to Entergy’s website concurrent with this release, which was issued before market open on the day of the call. A replay of the teleconference will be available on Entergy’s website at www.entergy.com and by telephone. The telephone replay will be available through May 2, 2018, by dialing 855-859-2056, conference ID 9178845. This release and the webcast slide presentation are also available on the Entergy Investor Relations mobile web app at iretr.com.

Entergy Corporation is an integrated energy company engaged primarily in electric power production and retail distribution operations. Entergy owns and operates power plants with approximately 30,000 megawatts of electric generating capacity, including nearly 9,000 megawatts of nuclear power. Entergy delivers electricity to 2.9 million utility customers in Arkansas, Louisiana, Mississippi and Texas. Entergy has annual revenues of approximately $11 billion and more than 13,000 employees.

Entergy Corporation’s common stock is listed on the New York and Chicago stock exchanges under the symbol “ETR.”

Details regarding Entergy’s results of operations, regulatory proceedings and other matters are available in this earnings release, a copy of which will be filed with the SEC, and the webcast slide presentation. Both documents are available on Entergy’s Investor Relations website at www.entergy.com/investor_relations and on Entergy’s Investor Relations mobile web app at iretr.com.

Entergy maintains a web page as part of its Investor Relations website, entitled “Regulatory and Other Information,” which provides investors with key updates of regulatory proceedings and important milestones on the execution of its strategy. While some of this information may be considered material information, investors should not rely exclusively on this page for all relevant company information.

For definitions of certain operating measures, as well as GAAP and non-GAAP financial measures and abbreviations and acronyms used in the earnings release materials, see Appendix F.

Non-GAAP Financial Measures

This news release contains non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Entergy has provided quantitative reconciliations within this release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Certain non-GAAP financial measures in this news release could differ from GAAP only in that the figure or ratio states or includes operational earnings. Operational earnings are not calculated in accordance with GAAP because they exclude the effect of “special items.” Special items are unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, and may include items such as impairments, gains or losses on asset sales, and other gains or losses occurring as a result of strategic decisions such as Entergy’s decisions to shut down or sell its merchant nuclear plants. In addition, other financial measures including net income (or earnings), adjusted for preferred dividends and tax effected interest expense; net revenue; return on average invested capital; and return on average common equity are included on both an operational and as-reported basis. In each case, the metrics defined as “operational” would exclude the effect of special items as defined above.

Entergy reports the combination of the Utility segment with Parent & Other as Utility, Parent & Other, which is all of Entergy excluding the EWC segment, since management uses this combination in making decisions about its ongoing business in light of its decision to exit the merchant power business. Entergy also reports Utility, Parent & Other adjusted earnings, which combines the Utility segment with Parent & Other, excludes applicable special items and normalizes weather and income tax expense for the periods presented, because it believes that these financial metrics provide useful information to investors in evaluating the ongoing results of Entergy’s businesses and assist investors in comparing Entergy’s financial performance to the financial performance of other companies in the Utility sector. The methodologies employed to determine the normalized weather and income tax expense adjustments, each of which is further described in this release, involve estimations and the judgement of management.

In addition to reporting earnings per share on a consolidated basis, Entergy reports on a per share basis the earnings or loss of each of its segments, together with the combination of the Utility segment and Parent & Other. These per share measures represent the net income or loss of such segment or segments divided by the diluted average number of shares of common stock outstanding for the period. Entergy believes such per share measures provide useful information to investors in understanding the results of operations of those businesses and their contribution to Entergy’s consolidated results of operations.

Other non-GAAP measures, including adjusted EBITDA; operational adjusted EBITDA; gross liquidity; debt to capital ratio, excluding securitization debt; net debt to net capital ratio, excluding securitization debt; parent debt to total debt ratio, excluding securitization debt; debt to operational adjusted EBITDA ratio, excluding securitization debt; and operational FFO to debt ratio, excluding securitization debt are measures Entergy uses internally for management and board discussions and cash budgeting and performance monitoring activities to gauge the overall strength of its business. Entergy believes the above data provides useful information to investors in evaluating Entergy’s ongoing financial results and flexibility and assists investors in comparing Entergy’s credit and liquidity to the credit and liquidity of others in the Utility sector.

The non-GAAP financial measures and other reported adjusted items in this release are presented in addition to, and in conjunction with, results presented in accordance with GAAP. These non-GAAP financial measures should not be used to the exclusion of GAAP financial measures. These non-GAAP financial measures reflect an additional way of viewing aspects of Entergy’s operations that, when viewed with Entergy’s GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting Entergy’s business. Investors are strongly encouraged to review Entergy’s consolidated financial statements and publicly filed reports in their entirety and to not rely on any single financial measure. Non-GAAP financial measures are not standardized; therefore, it might not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Cautionary Note Regarding Forward-Looking Statements

In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among other things, Entergy’s 2018 earnings guidance; its current financial and operational outlook; and other statements of Entergy’s plans, beliefs or expectations included in this news release. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including (a) those factors discussed elsewhere in this news release and in Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with (1) rate proceedings, formula rate plans and other cost recovery mechanisms, including the risk that costs may not be recoverable to the extent anticipated by the utilities and (2) implementation of the ratemaking effects of changes in law; (c) uncertainties associated with efforts to remediate the effects of major storms and recover related restoration costs; (d) nuclear plant relicensing, operating and regulatory costs and risks, including any changes resulting from the nuclear crisis in Japan following its catastrophic earthquake and tsunami; (e) changes in decommissioning trust fund values or earnings or in the timing or cost of decommissioning Entergy’s nuclear plant sites; (f) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (g) risks and uncertainties associated with strategic transactions that Entergy or its subsidiaries may undertake, including the risk that any such transaction may not be completed as and when expected and the risk that the anticipated benefits of the transaction may not be realized; (h) effects of changes in federal, state or local laws and regulations and other governmental actions or policies, including changes in monetary, fiscal, tax, environmental or energy policies; and (i) the effects of technological changes and changes in commodity markets, capital markets or economic conditions, during the periods covered by the forward-looking statements.

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First Quarter 2018 Earnings Release Appendices and Financial Statements

Appendices
Appendices are presented in this section as follows:

•	A: Consolidated Results and Special Items

•	B: Earnings Variance Analysis

•	C: Utility Financial and Operating Measures

•	D: EWC Financial and Operating Measures

•	E: Consolidated Financial Measures

•	F: Definitions and Abbreviations and Acronyms

•	G: GAAP to Non-GAAP Reconciliations

Financial Statements
Financial statements are presented in this section.

A: Consolidated Results and Special Items
Appendix A-1 provides a comparative summary of consolidated earnings, including a reconciliation of as-reported earnings (GAAP) to operational earnings (non-GAAP).

Appendix A-1: Consolidated Earnings - Reconciliation of GAAP to Non-GAAP Measures First Quarter 2018 vs. 2017 (See Appendix A-3 and Appendix A-4 for details on special items)
	First Quarter
	2018	2017	Change
(After-tax, $ in millions)
Earnings (loss)
Utility	215	165	50
Parent & Other	(64)	(54)	(10)
EWC	(18)	(28)	9
Consolidated	133	83	50

Less special items
Utility	—	—	—
Parent & Other	—	—	—
EWC	(78)	(95)	17
Consolidated	(78)	(95)	17

Operational earnings (loss) (non-GAAP)
Utility	215	165	50
Parent & Other	(64)	(54)	(10)
EWC	60	67	(8)
Consolidated	211	178	33
Estimated weather in billed sales	16	(29)	46

Diluted average number of common shares outstanding (in millions)	181.4	179.8

(After-tax, per share in $) (a)
Earnings (loss)
Utility	1.19	0.92	0.27
Parent & Other	(0.36)	(0.30)	(0.06)
EWC	(0.10)	(0.16)	0.06
Consolidated	0.73	0.46	0.27

Less special items
Utility	—	—	—
Parent & Other	—	—	—
EWC	(0.43)	(0.53)	0.10
Consolidated	(0.43)	(0.53)	0.10

Operational earnings (loss) (non-GAAP)
Utility	1.19	0.92	0.27
Parent & Other	(0.36)	(0.30)	(0.06)
EWC	0.33	0.37	(0.04)
Consolidated	1.16	0.99	0.17
Estimated weather in billed sales	0.09	(0.16)	0.25
Calculations may differ due to rounding

(a)	Per share amounts are calculated by dividing the corresponding earnings (loss) by the diluted average number of common shares outstanding for the period.

See Appendix B for detailed earnings variance analysis. See Appendix A-3 for special items by driver.

Appendix A-2 provides a comparative summary OCF, by business.

Appendix A-2: Consolidated Operating Cash Flow
First Quarter 2018 vs. 2017
($ in millions)
	First Quarter
	2018	2017	Change
Utility	523	558	(35)
Parent & Other	(57)	(176)	119
EWC	91	147	(56)
Consolidated	557	529	28

Calculations may differ due to rounding

OCF increased quarter-over-quarter driven in part by lower refueling outage spending. Favorable weather in the quarter, compared to unfavorable weather a year ago, also contributed. Lower net revenue at EWC partially offset the increase. Intercompany income tax payments contributed to the line of business variances.

Appendix A-3 and Appendix A-4 list special items by business. Amounts are shown on both an earnings and EPS basis. Special items are included in as-reported earnings consistent with GAAP, but are excluded from operational earnings. As a result, operational earnings is considered a non-GAAP measure.

Appendix A-3: Special Items by Driver (shown as positive/(negative) impact on earnings or EPS)
First Quarter 2018 vs. 2017
	First Quarter
	2018	2017	Change
(Pre-tax except for income tax effects and total, $ in millions)
EWC
Items associated with decisions to close or sell EWC nuclear plants	(99)	(231)	132
Gain on the sale of FitzPatrick	—	16	(16)
Income tax effect on adjustments above (b)	21	75	(54)
Income tax benefit resulting from FitzPatrick transaction	—	45	(45)

Total EWC	(78)	(95)	17

Total special items	(78)	(95)	17

(After-tax, per share in $) (c)
EWC
Items associated with decisions to close or sell EWC nuclear plants	(0.43)	(0.84)	0.41
Gain on the sale of FitzPatrick	—	0.06	(0.06)
Income tax benefit resulting from FitzPatrick transaction	—	0.25	(0.25)
Total EWC	(0.43)	(0.53)	0.10

Total special items	(0.43)	(0.53)	0.10

Calculations may differ due to rounding
(b)Income tax effect is calculated by multiplying the pre-tax amount by the estimated income tax rate that is expected to apply.

(c)
EPS effect is calculated by multiplying the pre-tax amount by the estimated income tax rate that is expected to apply to each adjustment and then dividing by the diluted average number of common shares outstanding for the period.

Appendix A-4: Special Items by Income Statement Line Item (shown as positive/(negative) impact on earnings)
First Quarter 2018 vs. 2017
(Pre-tax except for Income taxes and total, $ in millions)
	First Quarter
	2018	2017	Change
EWC
Net revenue	—	91	(91)
Non-fuel O&M	(25)	(120)	95
Asset write-off and impairments	(73)	(212)	139
Taxes other than income taxes	(1)	(4)	4
Gain on sale of assets	—	16	(16)
Miscellaneous net (other income)	—	15	(15)
Income taxes (d)	21	120	(99)
Total EWC	(78)	(95)	17

Total special items (after-tax)	(78)	(95)	17

Calculations may differ due to rounding

(d)
Income taxes include the income tax effect of the special items which were calculated using the estimated income tax rate that is expected to apply to each item. First quarter 2017 also includes the income tax benefit which resulted from the FitzPatrick transaction.

B: Earnings Variance Analysis
Appendix B provides details of current quarter 2018 versus 2017 as-reported and operational earnings variance analysis for Utility, Parent & Other and EWC.

Appendix B: As-Reported and Operational Earnings Variance Analysis
First Quarter 2018 vs. 2017
(Pre-tax except for Income taxes, $ in millions)
	Utility			Parent & Other		EWC			Consolidated
	As-Reported	Opera-tional		As-Reported	Opera-tional	As- Reported	Opera-tional		As- Reported	Opera- tional
2017 earnings	165	165		(54)	(54)	(28)	67		83	178
Net revenue	55	55	(e)	—	—	(112)	(22)	(f)	(57)	34
Non-fuel O&M	(35)	(35)	(g)	—	—	98	3	(h)	63	(32)
Asset write-offs and impairments	—	—		—	—	139	—	(i)	139	—
Decommissioning expense	3	3		—	—	17	17	(j)	20	20
Taxes other than income taxes	(15)	(15)	(k)	—	—	7	3		(9)	(12)
Depreciation/amortization exp.	(14)	(14)		—	—	14	14		—	—
Gain on sale of assets	—	—		—	—	(16)	—	(l)	(16)	—
Other income (deductions)-other	12	12		(1)	(1)	(57)	(43)	(m)	(47)	(32)
Interest exp. and other charges	(2)	(2)		(4)	(4)	(2)	(2)		(8)	(8)
Income taxes	46	46	(n)	(5)	(5)	(77)	22	(o)	(36)	63
2018 earnings	215	215		(64)	(64)	(18)	60		133	211

Calculations may differ due to rounding

See appendix in the webcast slide presentation for additional details on EWC line item variances.

Utility Net Revenue Variance Analysis 2018 vs. 2017 (Pre-tax, $ in millions)
1Q
Estimated weather	69
Volume/unbilled	(9)
Retail electric price Reg. provisions for tax reform	18 (29)
Other	6
Total	55

(e)
The earnings increase from higher Utility net revenue was driven by weather, which was positive in first quarter 2018 and negative in first quarter 2017. While weather-adjusted billed sales volume increased across all classes, the net revenue effect was more than offset by lower volume in the unbilled period. Rate changes including E-AR’s 2018 FRP and E-TX’s TCRF and DCRF also contributed to the increase, but regulatory provisions at E-LA and E-NO to reflect regulatory agreements to return the benefits of the lower effective tax rate in first quarter 2018 to customers more than offset the rate changes.

(f)
The earnings decrease from lower EWC net revenue reflected lower volume from merchant nuclear plants, including FitzPatrick (sold first quarter 2017), largely offset by higher nuclear energy prices. The as-reported variance also reflected cost reimbursements from the buyer related to the FitzPatrick sale (classified as a special item and offset in non-fuel O&M).

(g)
The earnings decrease from higher Utility non-fuel O&M was primarily due to higher spending on nuclear operations, higher energy efficiency and storm reserve costs (largely offset in net revenue), as well as higher spending on fossil work. This was partly offset by higher nuclear insurance refunds in first quarter 2018.

(h)
The as-reported earnings increase from lower EWC non-fuel O&M is primarily due to costs incurred in first quarter 2017 related to the agreement to sell FitzPatrick (classified as a special item and offset in net revenue).

(i)
The as-reported earnings increase from lower EWC asset write-offs and impairments was due to lower impairment charges for EWC nuclear plants, partly due to Palisades no longer being impaired as a result of the decision to operate that plant until May 2022, as well as lower refueling outage costs charged to impairment (classified as a special item).

(j)	The earnings increase from lower EWC decommissioning expense was primarily due to the sale of FitzPatrick in first quarter 2017.

(k)	The earnings decrease from higher Utility taxes other than income taxes was due to higher franchise, ad valorem and payroll taxes.

(l)	The as-reported earnings decrease from lower EWC gain on sale of assets was due to the gain on the sale of FitzPatrick in first quarter 2017 (classified as a special item).

(m)
The earnings decrease from lower EWC other income (deductions)-other was due largely to losses on the decommissioning trust fund investments in first quarter 2018, including unrealized losses on equity investments that were previously recorded to other comprehensive income for periods prior to 2018. In first quarter 2017, only realized gains along with interest and dividends from the decommissioning trust fund investments, were recorded to the income statement. The as-reported earnings decrease also reflected the absence of gains on the receipt of the Indian Point 3 and FitzPatrick decommissioning trust funds from NYPA in first quarter 2017 (classified as a special item).

(n)	The earnings increase from lower Utility income taxes is primarily due to the change in the federal income tax rate.

(o)
The as-reported earnings decrease from higher EWC income taxes is primarily due to the tax benefit in first quarter 2017, which resulted from the sale of FitzPatrick (classified as a special item). The change in the federal income tax rate, as well as a change in pre-tax income was reflected in the as-reported and operational variances.

C: Utility Financial and Operating Measures
Appendix C-1 provides a comparative summary of Utility, Parent & Other adjusted earnings and EPS contribution, each of which excludes the effects of special items and normalizes weather and income tax expense.

Appendix C-1: Utility, Parent & Other Adjusted Earnings and EPS - Reconciliation of GAAP to Non-GAAP Measures First Quarter 2018 vs. 2017
	First Quarter
	2018	2017	Change
($ in millions)
Utility as-reported earnings	215	165	50
Parent & Other as-reported earnings (loss)	(64)	(54)	(10)
UP&O as-reported earnings	151	110	41

Less:
Special items	—	—	—
Estimated weather (p)	22	(48)	69
Tax effect of estimated weather (q)	(6)	18	(24)
Estimated weather impact (after-tax)	16	(29)	46

Other income tax items (r)	6	(9)	15

UP&O adjusted earnings	129	149	(20)

(After tax, per share in $)(s)
Utility as-reported earnings	1.19	0.92	0.27
Parent & Other as-reported earnings (loss)	(0.36)	(0.30)	(0.06)
UP&O as-reported earnings	0.83	0.62	0.21
Less:
Special items	—	—	—
Estimated weather	0.09	(0.16)	0.25
Other income tax items	0.03	(0.05)	0.08
UP&O adjusted earnings	0.71	0.83	(0.12)
Calculations may differ due to rounding

(p)
The effects of weather were estimated using heating degree days and cooling degree days for the billing cycles from certain locations within each jurisdiction and comparing to “normal” weather based on 20-year historical data. The models used to estimate weather are updated periodically and are subject to change.

(q)	Income tax effect is calculated by multiplying the pre-tax amount by the estimated income tax rates that are expected to apply.

(r)	Other income tax items represent the adjustment made to income tax expense to reflect a statutory tax rate estimated to be 25.5% in 2018 and 38.5% in 2017.

(s)	Per share amounts are calculated by dividing the corresponding earnings (loss) by the diluted average number of common shares outstanding for the period.

Appendix C-2 and Appendix C-3 provides comparative summaries of Utility operating and financial measures.

Appendix C-2: Utility Operating and Financial Measures
First Quarter 2018 vs. 2017
	First Quarter
	2018	2017	% Change	% Weather Adjusted (t)
GWh billed
Residential	9,287	7,637	21.6	4.1
Commercial	6,732	6,439	4.6	2.4
Governmental	608	593	2.5	2.2
Industrial	11,405	11,117	2.6	2.6
Total retail sales	28,032	25,786	8.7	3.0
Wholesale	3,244	3,022	7.3
Total sales	31,276	28,808	8.6

Number of electric retail customers
Residential	2,476,056	2,469,879	0.3
Commercial	356,034	355,138	0.3
Governmental	17,945	18,229	(1.6)
Industrial	40,856	41,043	(0.5)
Total retail customers	2,890,891	2,884,289	0.2

As-reported net revenue ($ in millions)	1,460	1,404	4.0
Non-fuel O&M per MWh	$20.09	$20.61	(2.5)

Appendix C-3: Utility Operating Measures
Twelve Months Ended March 31, 2018 vs. 2017
	Twelve Months Ended March 31
	2018	2017	% Change	% Weather Adjusted (t)
GWh billed
Residential	35,484	34,612	2.5	3.0
Commercial	29,039	29,125	(0.3)	1.8
Governmental	2,525	2,540	(0.6)	0.1
Industrial	48,057	45,801	4.9	4.9
Total retail sales	115,105	112,078	2.7	3.4

Calculations may differ due to rounding
Certain prior year data has been reclassified to conform with current year presentation

(t)
The effects of weather were estimated using heating degree days and cooling degree days for the billing cycles from certain locations within each jurisdiction and comparing to “normal” weather based on 20-year historical data. The models used to estimate weather are updated periodically and are subject to change.

D: EWC Financial and Operating Measures
Appendix D-1 provides a comparative summary of EWC operational adjusted EBITDA (non-GAAP).

Appendix D-1: EWC Operational Adjusted EBITDA - Reconciliation of GAAP to Non-GAAP Measures
First Quarter 2018 vs. 2017
($ in millions)	First Quarter
	2018	2017	Change
Net income (loss)	(18)	(27)	9
Add back: interest expense	8	6	2
Add back: income taxes	(1)	(78)	77
Add back: depreciation and amortization	38	53	(15)
Subtract: interest and investment income	(1)	43	(44)
Add back: decommissioning expense	58	75	(17)
Adjusted EBITDA (non-GAAP)	86	(15)	101
Add back pre-tax special items for:
Items associated with decisions to close or sell EWC nuclear plants	99	231	(132)
Gain on the sale of FitzPatrick	—	(16)	16
Operational adjusted EBITDA (non-GAAP)	185	200	(15)

Calculations may differ due to rounding

Appendix D-2 provides a comparative summary of EWC operating and financial measures.

Appendix D-2: EWC Operational and Financial Measures
First Quarter 2018 vs. 2017 (See Appendix G for reconciliation of GAAP to non-GAAP measures)
	First Quarter
	2018	2017	% Change
Owned capacity (MW) (u)	3,962	4,800	(17.5)
GWh billed	7,885	8,363	(5.7)
As-reported net revenue ($ in millions)	382	494	(22.7)
Operational net revenue (non-GAAP) ($ in millions)	382	404	(5.4)

EWC Nuclear Fleet
Capacity factor	83%	80%	3.7
GWh billed	6,408	7,835	(18.2)
Production cost per MWh	$18.75	$16.36	14.6
Average energy/capacity revenue per MWh (v)	$56.96	$55.15	3.3
As-reported net revenue ($ in millions)	379	491	(22.9)
Operational net revenue ($ in millions)	379	401	(5.6)
Refueling outage days
FitzPatrick	—	42
Indian Point 2	13	—
Indian Point 3	—	19

Calculations may differ due to rounding

(u)	FitzPatrick (838 MW) was sold on 3/31/17.

(v)	Average energy and capacity revenue per MWh excluding FitzPatrick was $55.27 in first quarter 2017.

See appendix in the webcast slide presentation for EWC hedging and price disclosures.

E: Consolidated Financial Measures
Appendix E provides comparative financial measures. Financial measures in this table include those calculated and presented in accordance with GAAP, as well as those that are considered non-GAAP financial measures.

Appendix E: GAAP and Non-GAAP Financial Measures
First Quarter 2018 vs. 2017 (See Appendix G for reconciliation of GAAP to non-GAAP financial measures)

For 12 months ending March 31	2018	2017	Change
GAAP Measures
ROIC - as-reported	3.9%	(1.3%)	5.2%
ROE - as-reported	5.8%	(8.4%)	14.2%
Book value per share	$44.11	$44.90	($0.79)
End of period shares outstanding (in millions)	180.8	179.4	1.4
Non-GAAP Measures
ROIC - operational	7.4%	6.7%	0.7%
ROE - operational	16.6%	13.9%	2.7%

As of March 31 ($ in millions)	2018	2017	Change
GAAP Measures
Cash and cash equivalents	1,206	1,083	123
Revolver capacity	3,010	4,185	(1,175)
Commercial paper	655	1,088	(433)
Total debt	17,680	15,611	2,069
Securitization debt	520	637	(117)
Debt to capital	68.4%	65.4%	3.0%
Off-balance sheet liabilities:
Debt of joint ventures - Entergy’s share	66	71	(5)
Leases - Entergy’s share	429	397	32
Power purchase agreements accounted for as leases	136	166	(30)
Total off-balance sheet liabilities	631	634	(3)
Non-GAAP Financial Measures
Debt to capital, excluding securitization debt	67.7%	64.4%	3.3%
Gross liquidity	4,216	5,268	(1,052)
Net debt to net capital, excluding securitization debt	66.1%	62.7%	3.4%
Parent debt to total debt, excluding securitization debt	21.2%	21.1%	0.1%
Debt to operational adjusted EBITDA, excluding securitization debt	5.0x	4.4x	0.6x
Operational FFO to debt, excluding securitization debt	15.4%	17.3%	(1.9%)

F: Definitions and Abbreviations and Acronyms
Appendix F-1 provides definitions of certain operating measures, as well as GAAP and non-GAAP financial measures. Non-GAAP financial measures remove the effects of financial events that are not routine from commonly used financial measures.

Appendix F-1: Definitions
Utility Operating and Financial Measures
GWh billed	Total number of GWh billed to retail and wholesale customers
Net revenue	Operating revenues less fuel, fuel related expenses and gas purchased for resale; purchased power and other regulatory charges (credits) - net
Non-fuel O&M	Operation and maintenance expenses excluding fuel, fuel-related expenses and gas purchased for resale and purchased power
Non-fuel O&M per MWh	Non-fuel O&M per MWh of billed sales
Number of retail customers	Number of customers at the end of the prior year

EWC Operating and Financial Measures
Average revenue under contract per kW-month (applies to capacity contracts only)	Revenue on a per unit basis at which capacity is expected to be sold to third parties, given existing contract prices and/or auction awards
Average revenue per MWh on contracted volumes
Revenue on a per unit basis at which generation output reflected in contracts is expected to be sold to third parties (including offsetting positions) at the minimum contract prices and at forward market prices at a point in time, given existing contract or option exercise prices based on expected dispatch or capacity, excluding the revenue associated with the amortization of the below-market PPA for Palisades; revenue will fluctuate due to factors including market price changes affecting revenue received on puts, collars and call options, positive or negative basis differentials, option premiums and market prices at the time of option expiration, costs to convert firm LD to unit-contingent and other risk management costs

Bundled capacity and energy contracts	A contract for the sale of installed capacity and related energy, priced per MWh sold
Capacity contracts	A contract for the sale of the installed capacity product in regional markets managed by ISO New England, NYISO and MISO
Capacity factor	Normalized percentage of the period that the nuclear plants generate power
Expected sold and market total revenue per MWh
Total energy and capacity revenue on a per unit basis at which total planned generation output and capacity is expected to be sold given contract terms and market prices at a point in time, including estimates for market price changes affecting revenue received on puts, collars and call options, positive or negative basis differentials, option premiums and market prices at time of option expiration, costs to convert Firm LD to unit-contingent and other risk management costs, divided by total planned MWh of generation, excluding the revenue associated with the amortization of the Palisades below-market PPA

Firm LD
Transaction that requires receipt or delivery of energy at a specified delivery point (usually at a market hub not associated with a specific asset) or settles financially on notional quantities; if a party fails to deliver or receive energy, defaulting party must compensate the other party as specified in the contract, a portion of which may be capped through the use of risk management products

Appendix F-1: Definitions
EWC Operating and Financial Measures (continued)
GWh billed	Total number of GWh billed to customers and financially-settled instruments
Net revenue	Operating revenues less fuel, fuel-related expenses and purchased power
Offsetting positions	Transactions for the purchase of energy, generally to offset a Firm LD transaction
Owned capacity (MW)	Installed capacity owned by EWC
Percent of capacity sold forward	Percent of planned qualified capacity sold to mitigate price uncertainty under physical or financial transactions
Percent of planned generation under contract
Percent of planned generation output sold or purchased forward under contracts, forward physical contracts, forward financial contracts or options that mitigate price uncertainty that may or may not require regulatory approval or approval of transmission rights or other conditions precedent; positions that are no longer classified as hedges are netted in the planned generation under contract

Planned net MW in operation
Amount of installed capacity to generate power and/or sell capacity, assuming intent to shutdown Pilgrim (May 31, 2019), Indian Point 2 (April 30, 2020), Indian Point 3 (April 30, 2021) and Palisades (May 31, 2022)

Planned TWh of generation
Amount of output expected to be generated by EWC resources considering plant operating characteristics and outage schedules, assuming intent to shutdown Pilgrim (May 31, 2019), Indian Point 2 (April 30, 2020), Indian Point 3 (April 30, 2021) and Palisades (May 31, 2022)

Production cost per MWh	Fuel and non-fuel O&M expenses according to accounting standards that directly relate to the production of electricity per MWh (based on net generation), excluding special items
Refueling outage days	Number of days lost for a scheduled refueling and maintenance outage during the period
Unit-contingent
Transaction under which power is supplied from a specific generation asset; if the asset is in operational outage, seller is generally not liable to buyer for any damages, unless the contract specifies certain conditions such as an availability guarantee

Financial Measures - GAAP
Book value per share	End of period common equity divided by end of period shares outstanding
Debt of joint ventures - Entergy’s share	Entergy’s share of debt issued by business joint ventures at EWC
Debt to capital ratio	Total debt divided by total capitalization
Leases - Entergy’s share	Operating leases held by subsidiaries capitalized at implicit interest rate
Revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers, including Entergy Nuclear Vermont Yankee
ROE - as-reported	12-months rolling net income attributable to Entergy Corporation divided by average common equity
ROIC - as-reported	12-months rolling net income attributable to Entergy Corporation adjusted for preferred dividends and tax-effected interest expense divided by average invested capital
Securitization debt
Debt associated with securitization bonds issued to recover storm costs from hurricanes Rita, Ike and Gustav at E-TX and Hurricane Isaac at E-NO; the 2009 ice storm at E-AR and investment recovery of costs associated with the cancelled Little Gypsy repowering project at E-LA

Total debt	Sum of short-term and long-term debt, notes payable and commercial paper and capital leases on the balance sheet

Appendix F-1: Definitions
Financial Measures - Non-GAAP
Adjusted EBITDA
Earnings before interest, depreciation and amortization and income taxes and excluding decommissioning expense; for Entergy consolidated, also excludes AFUDC-equity funds and subtracts securitization proceeds

Adjusted EPS	As-reported EPS excluding special items and normalizing weather and income taxes
Debt to capital ratio, excluding securitization debt	Total debt divided by total capitalization, excluding securitization debt
Debt to operational adjusted EBITDA ratio, excluding securitization debt	End of period total debt excluding securitization debt divided by 12-months rolling operational adjusted EBITDA
FFO
OCF less AFUDC-borrowed funds, working capital items in OCF (receivables, fuel inventory, accounts payable, prepaid taxes and taxes accrued, interest accrued and other working capital accounts) and securitization regulatory charges

Gross liquidity	Sum of cash and revolver capacity
Net debt to net capital ratio, excluding securitization debt	Total debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents, excluding securitization debt
Operational adjusted EBITDA	Adjusted EBITDA excluding effects of special items
Operational EPS	As-reported EPS excluding special items
Operational FFO	FFO excluding the effects of special items
Operational FFO to debt ratio, excluding securitization debt	12-months rolling operational FFO as a percentage of end of period total debt excluding securitization debt
Parent debt to total debt ratio, excluding securitization debt	End of period Entergy Corporation debt, including amounts drawn on credit revolver and commercial paper facilities, as a percent of consolidated total debt, excluding securitization debt
ROE - operational	12-months rolling operational net income attributable to Entergy Corporation divided by average common equity
ROIC - operational	12-months rolling operational net income attributable to Entergy Corporation adjusted for preferred dividends and tax-effected interest expense divided by average invested capital
Utility, Parent & Other	Combines the Utility segment with Parent & Other, which is all of Entergy excluding the EWC segment

Appendix F-2 explains abbreviations and acronyms used in the quarterly earnings materials.

Appendix F-2: Abbreviations and Acronyms
ADIT
AFUDC -
borrowed funds
AFUDC -
equity funds
ALJ
AMI
ANO

APSC
ARO
ASU

bps
CCGT
CCNO
COD
CT
DCRF
DOE
E-AR
E-LA
E-MS
E-NO
E-TX
EBITDA

ENVY
ESI
EPS
ETR
EWC
FERC
FFO
Firm LD
FitzPatrick

FRP
GAAP
Grand Gulf

Indian Point 1
or IP1
Indian Point 2
or IP2
Indian Point 3
or IP3
IPEC
ISO

Accumulated deferred income taxes
Allowance for borrowed funds used during construction
Allowance for equity funds used during construction
Administrative Law Judge
Advanced metering infrastructure
Units 1 and 2 of Arkansas Nuclear One owned by E-AR (nuclear)
Arkansas Public Service Commission
Asset retirement obligation
Accounting Standards Update issued by the Financial Accounting Standards Board
Basis points
Combined cycle gas turbine
Council of the City of New Orleans, Louisiana
Commercial operation date
Simple cycle combustion turbine
Distribution cost recovery factor
U.S. Department of Energy
Entergy Arkansas, Inc.
Entergy Louisiana, LLC
Entergy Mississippi, Inc.
Entergy New Orleans, LLC
Entergy Texas, Inc.
Earnings before interest, income taxes, depreciation and amortization
Entergy Nuclear Vermont Yankee
Entergy Services, Inc.
Earnings per share
Entergy Corporation
Entergy Wholesale Commodities
Federal Energy Regulatory Commission
Funds from operations
Firm liquidated damages
James A. FitzPatrick Nuclear Power Plant (nuclear, sold March 31, 2017)
Formula rate plan
U.S. generally accepted accounting principles
Unit 1 of Grand Gulf Nuclear Station (nuclear), 90% owned or leased by SERI
Indian Point Energy Center Unit 1 (nuclear) (shut down in 1974)
Indian Point Energy Center Unit 2 (nuclear)

Indian Point Energy Center Unit 3 (nuclear)

Indian Point Energy Center (nuclear)
Independent system operator

ISES 2

LPSC
LTM
MISO
Moody’s
MPSC
MTEP
Nelson 6
NEPOOL
Ninemile 6
Non-fuel O&M
NDT
NOPS

NRC
NYISO
NYPA
NYSE
O&M
OCF
OpCo
OPEB
Palisades
Pilgrim
PPA

PUCT
RFP
ROE
ROIC
RPCE
RS Cogen
RSP
S&P
SEC
SERI
TCRF
Union
UP&O
VPUC
VY or Vermont Yankee
WACC
WPEC

Unit 2 of Independence Steam Electric Station (coal)
Louisiana Public Service Commission
Last twelve months
Midcontinent Independent System Operator, Inc.
Moody’s Investor Service
Mississippi Public Service Commission
MISO Transmission Expansion Planning
Unit 6 of Roy S. Nelson plant (coal)
New England Power Pool
Ninemile Point Unit 6 (CCGT)
Non-fuel operation and maintenance expense
Nuclear decommissioning trust
New Orleans Power Station (reciprocating internal combustion engine/natural gas)
Nuclear Regulatory Commission
New York Independent System Operator, Inc.
New York Power Authority
New York Stock Exchange
Operation and maintenance expense
Net cash flow provided by operating activities
Operating Company
Other post-employment benefits
Palisades Power Plant (nuclear)
Pilgrim Nuclear Power Station (nuclear)
Power purchase agreement or purchased power agreement
Public Utility Commission of Texas
Request for proposals
Return on equity
Return on invested capital
Rough production cost equalization
RS Cogen facility (CCGT cogeneration)
Rate Stabilization Plan (E-LA Gas)
Standard & Poor’s
U.S. Securities and Exchange Commission
System Energy Resources, Inc.
Transmission cost recovery factor
Union Power Station (CCGT)
Utility, Parent & Other
Vermont Public Utility Commission
Vermont Yankee Nuclear Power Station (nuclear)

Weighted-average cost of capital
Washington Parish Energy Center (CT/natural gas)

G: GAAP to Non-GAAP Reconciliations
Appendix G-1, Appendix G-2 and Appendix G-3 provide reconciliations of various non-GAAP financial measures disclosed in this release to their most comparable GAAP measure.

Appendix G-1: Reconciliation of GAAP to Non-GAAP Financial Measures - EWC Operational Net Revenue
($ in millions except where noted)		First Quarter
		2018	2017
EWC
As-reported net revenue	(A)	382	494
Special items included in net revenue:
EWC Nuclear costs associated with decisions to close or sell plants		—	91
Total special items included in net revenue	(B)	—	91
Operational net revenue	(A-B)	382	404

EWC Nuclear
As-reported EWC Nuclear net revenue	(C)	379	491
Special items included in EWC Nuclear net revenue:
EWC Nuclear costs associated with decisions to close or sell plants		—	91
Total special items included in EWC Nuclear net revenue	(D)	—	91
Operational EWC Nuclear net revenue	(C-D)	379	401

Calculations may differ due to rounding

Appendix G-2: Reconciliation of GAAP to Non-GAAP Financial Measures - ROIC, ROE
($ in millions except where noted)		First Quarter
		2018	2017
As-reported net income (loss) attributable to Entergy Corporation, rolling 12 months	(A)	462	(731)
Preferred dividends		14	17
Tax effected interest expense		499	409
As-reported net income (loss) attributable to Entergy Corporation, rolling 12 months adjusted for preferred dividends and tax effected interest expense	(B)	975	(305)

Special items in prior quarters		(793)	(1,842)
Items associated with decisions to close or sell EWC nuclear plants		(78)	(150)
Gain on the sale of FitzPatrick		—	11
Income tax benefit resulting from FitzPatrick transaction		—	45
Total special items, rolling 12 months	(C)	(871)	(1,937)

Operational earnings, rolling 12 months adjusted for preferred dividends and tax effected interest expense (non-GAAP)	(B-C)	1,846	1,632

Operational earnings, rolling 12 months (non-GAAP)	(A-C)	1,333	1,206

Average invested capital	(D)	24,862	24,321

Average common equity	(E)	8,016	8,709

ROIC - as-reported	(B/D)	3.9%	(1.3%)
ROIC - operational	[(B-C)/D]	7.4%	6.7%
ROE - as-reported	(A/E)	5.8%	(8.4%)
ROE - operational	[(A-C)/E]	16.6%	13.9%

Calculations may differ due to rounding

Appendix G-3: Reconciliation of GAAP to Non-GAAP Financial Measures - Debt Ratios excluding Securitization Debt; Gross Liquidity; Debt to Operational Adjusted EBITDA, excluding Securitization Debt; Operational FFO to Debt Ratio, excluding Securitization Debt

($ in millions except where noted)		First Quarter
		2018	2017
Total debt	(A)	17,680	15,611
Less securitization debt	(B)	520	637
Total debt, excluding securitization debt	(C)	17,160	14,974
Less cash and cash equivalents	(D)	1,206	1,083
Net debt, excluding securitization debt	(E)	15,954	13,891

Total capitalization	(F)	25,853	23,871
Less securitization debt	(B)	520	637
Total capitalization, excluding securitization debt	(G)	25,333	23,234
Less cash and cash equivalents	(D)	1,206	1,083
Net capital, excluding securitization debt	(H)	24,127	22,151

Debt to capital	(A/F)	68.4%	65.4%
Debt to capital, excluding securitization debt	(C/G)	67.7%	64.4%
Net debt to net capital, excluding securitization debt	(E/H)	66.1%	62.7%

Revolver capacity	(I)	3,010	4,185

Gross liquidity	(D+I)	4,216	5,268

Entergy Corporation notes:
Due September 2020		450	450
Due July 2022		650	650
Due September 2026		750	750
Total parent long-term debt	(J)	1,850	1,850
Revolver draw	(K)	1,125	225
Commercial paper	(L)	655	1,088
Total parent debt	(J)+(K)+(L)	3,630	3,163

Parent debt to total debt, excluding securitization debt	[((J)+(K)+(L))/(C)]	21.2%	21.1%

Appendix G-3: Reconciliation of GAAP to Non-GAAP Financial Measures - Debt Ratios excluding Securitization Debt; Gross Liquidity; Debt to Operational Adjusted EBITDA, excluding Securitization Debt; Operational FFO to Debt Ratio, excluding Securitization Debt (continued)

($ in millions except where noted)		First Quarter
		2018	2017
Total debt	(A)	17,680	15,611
Less securitization debt	(B)	520	637
Total debt, excluding securitization debt	(C)	17,160	14,974
As-reported consolidated net income (loss), rolling 12 months		476	(714)
Add back (rolling 12 months):
Interest expense		670	664
Income taxes		578	(949)
Depreciation and amortization		1,390	1,360
Regulatory charges (credits)		(4)	8
Decommissioning expense		386	373
Subtract (rolling 12 months):
Securitization proceeds		150	143
Interest and investment income		249	169
AFUDC-equity funds		104	68
Adjusted EBITDA, rolling 12 months (non-GAAP)	(D)	2,993	362
Add back special items (rolling 12 months pre-tax):
Items associated with decisions to close or sell EWC nuclear plants		511	3,121
Tax reform		(56)	—
DOE litigation awards		—	(34)
Gain on the sale of FitzPatrick		—	(16)
Operational adjusted EBITDA, rolling 12 months (non-GAAP)	(E)	3,448	3,433
Debt to operational adjusted EBITDA, excluding securitization debt	(C)/(E)	5.0x	4.4x
Net cash flow provided by operating activities, rolling 12 months	(F)	2,652	2,995
AFUDC-borrowed funds, rolling 12 months	(G)	(49)	(34)
Working capital items in net cash flow provided by operating activities (rolling 12 months):
Receivables		(123)	(17)
Fuel inventory		(26)	54
Accounts payable		81	194
Prepaid taxes and taxes accrued		36	(72)
Interest accrued		5	6
Other working capital accounts		(25)	119
Securitization regulatory charges		121	114
Total	(H)	69	398
FFO, rolling 12 months	(F)+(G)-(H)	2,534	2,563
Add back special items (rolling 12 months pre-tax):
Items associated with decisions to close or sell EWC nuclear plants		108	24
Operational FFO, rolling 12 months	(I)	2,642	2,587
Operational FFO to debt, excluding securitization debt	(I)/(C)	15.4%	17.3%

Calculations may differ due to rounding

Financial Statements

Entergy Corporation
Consolidating Balance Sheet
March 31, 2018
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$43,667	$7,978	$6,276	$57,921
Temporary cash investments	902,398	7,935	237,342	1,147,675
Total cash and cash equivalents	946,065	15,913	243,618	1,205,596
Notes receivable	—	(514,286)	514,286	—
Accounts receivable:
Customer	546,158	—	70,495	616,653
Allowance for doubtful accounts	(14,515)	—	—	(14,515)
Associated companies	21,216	(28,115)	6,899	—
Other	151,900	—	11,139	163,039
Accrued unbilled revenues	316,624	—	—	316,624
Total accounts receivable	1,021,383	(28,115)	88,533	1,081,801
Deferred fuel costs	83,445	—	—	83,445
Fuel inventory - at average cost	194,034	—	4,870	198,904
Materials and supplies - at average cost	691,264	—	50,413	741,677
Deferred nuclear refueling outage costs	111,438	—	927	112,365
Prepayments and other	167,946	(9,149)	73,149	231,946
TOTAL	3,215,575	(535,637)	975,796	3,655,734

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	1,390,785	(1,390,674)	87	198
Decommissioning trust funds	3,136,369	—	3,979,317	7,115,686
Non-utility property - at cost (less accumulated depreciation)	280,031	(13)	9,056	289,074
Other	431,321	—	2,547	433,868
TOTAL	5,238,506	(1,390,687)	3,991,007	7,838,826

PROPERTY, PLANT, AND EQUIPMENT

Electric	46,561,172	4,429	950,060	47,515,661
Property under capital lease	620,419	—	—	620,419
Natural gas	462,756	—	—	462,756
Construction work in progress	2,311,611	274	35,775	2,347,660
Nuclear fuel	750,557	—	107,336	857,893
TOTAL PROPERTY, PLANT AND EQUIPMENT	50,706,515	4,703	1,093,171	51,804,389
Less - accumulated depreciation and amortization	21,070,885	198	630,632	21,701,715
PROPERTY, PLANT AND EQUIPMENT - NET	29,635,630	4,505	462,539	30,102,674

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	4,851,338	—	—	4,851,338
Deferred fuel costs	239,347	—	—	239,347
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	16,679	295	4,170	21,144
Other	119,387	8,255	67,648	195,290
TOTAL	5,600,850	8,550	74,891	5,684,291

TOTAL ASSETS	$43,690,561	$(1,913,269)	$5,504,233	$47,281,525

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
March 31, 2018
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$1,260,008	$—	$—	$1,260,008
Notes payable and commercial paper:
Associated companies	—	(198,557)	198,557	—
Other	149,979	655,152	—	805,131
Account payable:
Associated companies	10,053	(25,958)	15,905	—
Other	979,837	97	280,784	1,260,718
Customer deposits	403,072	—	—	403,072
Taxes accrued	152,343	27,076	(20,752)	158,667
Interest accrued	166,720	11,059	182	177,961
Deferred fuel costs	58,032	—	—	58,032
Obligations under capital leases	1,419	—	—	1,419
Pension and other postretirement liabilities	51,247	—	12,365	63,612
Current portion of unprotected excess accumulated deferred
income taxes	912,103	—	—	912,103
Other	105,817	1,730	24,402	131,949
TOTAL	4,250,630	470,599	511,443	5,232,672

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	5,397,638	(214,379)	(731,091)	4,452,168
Accumulated deferred investment tax credits	217,502	—	—	217,502
Obligations under capital leases	21,632	—	—	21,632
Regulatory liability for income taxes - net	1,981,963	—	—	1,981,963
Other regulatory liabilities	1,563,278	—	—	1,563,278
Decommissioning and retirement cost liabilities	3,126,332	—	3,202,332	6,328,664
Accumulated provisions	488,504	—	522	489,026
Pension and other postretirement liabilities	2,101,434	—	719,802	2,821,236
Long-term debt	12,510,111	2,964,017	117,500	15,591,628
Other	726,480	(383,277)	65,811	409,014
TOTAL	28,134,874	2,366,361	3,374,876	33,876,111

Subsidiaries' preferred stock without sinking fund	173,550	—	24,249	197,799

COMMON EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 254,752,788 shares in 2018	1,973,768	(2,172,323)	201,103	2,548
Paid-in capital	2,934,976	1,241,079	1,241,208	5,417,263
Retained earnings	6,513,670	1,438,175	541,945	8,493,790
Accumulated other comprehensive loss	(170,907)	—	(390,591)	(561,498)
Less - treasury stock, at cost (73,953,521 shares in 2018)	120,000	5,257,160	—	5,377,160
TOTAL	11,131,507	(4,750,229)	1,593,665	7,974,943

TOTAL LIABILITIES AND EQUITY	$43,690,561	$(1,913,269)	$5,504,233	$47,281,525

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2017
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$50,270	$971	$5,388	$56,629
Temporary cash investments	494,158	3,663	226,822	724,644
Total cash and cash equivalents	544,428	4,634	232,210	781,273
Notes receivable	—	(514,418)	514,418	—
Accounts receivable:
Customer	561,751	—	111,596	673,347
Allowance for doubtful accounts	(13,587)	—	—	(13,587)
Associated companies	43,639	(55,019)	11,381	—
Other	159,396	—	9,981	169,377
Accrued unbilled revenues	383,813	—	—	383,813
Total accounts receivable	1,135,012	(55,019)	132,958	1,212,950
Deferred fuel costs	95,746	—	—	95,746
Fuel inventory - at average cost	178,813	—	3,830	182,643
Materials and supplies - at average cost	672,715	—	50,506	723,222
Deferred nuclear refueling outage costs	130,103	—	3,061	133,164
Prepayments and other	150,568	(8,677)	14,442	156,333
TOTAL	2,907,385	(573,480)	951,425	3,285,331

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	1,390,785	(1,390,673)	86	198
Decommissioning trust funds	3,162,649	—	4,049,344	7,211,993
Non-utility property - at cost (less accumulated depreciation)	251,904	(13)	9,089	260,980
Other	439,264	—	2,598	441,862
TOTAL	5,244,602	(1,390,686)	4,061,117	7,915,033

PROPERTY, PLANT, AND EQUIPMENT

Electric	46,332,630	4,406	950,333	47,287,370
Property under capital lease	620,544	—	—	620,544
Natural gas	453,162	—	—	453,162
Construction work in progress	1,949,769	253	30,487	1,980,508
Nuclear fuel	822,260	—	100,941	923,200
TOTAL PROPERTY, PLANT AND EQUIPMENT	50,178,365	4,659	1,081,761	51,264,784
Less - accumulated depreciation and amortization	21,003,295	198	596,931	21,600,424
PROPERTY, PLANT AND EQUIPMENT - NET	29,175,070	4,461	484,830	29,664,360

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Regulatory asset for income taxes - net	—	—	—	—
Other regulatory assets	4,935,689	—	—	4,935,689
Deferred fuel costs	239,298	—	—	239,298
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	32,238	40,541	105,425	178,204
Other	70,288	9,635	32,139	112,062
TOTAL	5,651,612	50,176	140,637	5,842,425

TOTAL ASSETS	$42,978,669	$(1,909,529)	$5,638,009	$46,707,149

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2017
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$760,007	$—	$—	$760,007
Notes payable and commercial paper:
Associated companies	—	(6,433)	6,433	—
Other	111,345	1,466,963	—	1,578,308
Account payable:
Associated companies	31,970	(67,310)	35,340	—
Other	1,211,661	109	240,446	1,452,216
Customer deposits	401,330	—	—	401,330
Taxes accrued	241,877	(12,298)	(14,612)	214,967
Interest accrued	161,077	26,603	292	187,972
Deferred fuel costs	146,522	—	—	146,522
Obligations under capital leases	1,502	—	—	1,502
Pension and other postretirement liabilities	59,378	—	12,234	71,612
Other	129,001	1,958	90,812	221,771
TOTAL	3,255,670	1,409,592	370,945	5,036,207

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	5,288,573	(151,174)	(670,896)	4,466,503
Accumulated deferred investment tax credits	219,634	—	—	219,634
Obligations under capital leases	22,015	—	—	22,015
Regulatory liability for income taxes - net	2,900,204	—	—	2,900,204
Other regulatory liabilities	1,588,520	—	—	1,588,520
Decommissioning and retirement cost liabilities	3,002,469	—	3,183,345	6,185,814
Accumulated provisions	477,742	—	531	478,273
Pension and other postretirement liabilities	2,170,518	—	740,136	2,910,654
Long-term debt	12,163,671	2,048,518	103,070	14,315,259
Other	714,509	(393,075)	72,314	393,748
TOTAL	28,547,855	1,504,269	3,428,500	33,480,624

Subsidiaries' preferred stock without sinking fund	173,554	—	24,249	197,803

COMMON EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 254,752,788 shares in 2017	2,030,268	(2,228,823)	201,103	2,548
Paid-in capital	2,934,943	1,006,941	1,491,549	5,433,433
Retained earnings	6,304,977	1,676,129	(3,404)	7,977,702
Accumulated other comprehensive income (loss)	(148,598)	—	125,067	(23,531)
Less - treasury stock, at cost (74,235,135 shares in 2017)	120,000	5,277,637	—	5,397,637
TOTAL	11,001,590	(4,823,390)	1,814,315	7,992,515

TOTAL LIABILITIES AND EQUITY	$42,978,669	$(1,909,529)	$5,638,009	$46,707,149

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended March 31, 2018
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$2,248,295	$(33)	$—	$2,248,262
Natural gas	56,695	—	—	56,695
Competitive businesses	—	—	418,924	418,924
Total	2,304,990	(33)	418,924	2,723,881

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	423,397	(33)	19,932	443,296
Purchased power	378,988	29	17,006	396,023
Nuclear refueling outage expenses	40,473	—	2,287	42,760
Other operation and maintenance	588,005	4,823	190,757	783,585
Asset write-offs, impairments and related charges	—	—	72,924	72,924
Decommissioning	36,265	—	58,135	94,400
Taxes other than income taxes	147,916	959	16,343	165,218
Depreciation and amortization	308,545	371	38,149	347,065
Other regulatory charges	42,946	—	—	42,946
Total	1,966,535	6,149	415,533	2,388,217

OPERATING INCOME	338,455	(6,182)	3,391	335,664

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	28,343	—	—	28,343
Interest and investment income	56,804	(38,574)	(1,360)	16,870
Miscellaneous - net	(17,132)	(1,600)	(12,624)	(31,356)
Total	68,015	(40,174)	(13,984)	13,857

INTEREST EXPENSE
Interest expense	149,571	25,088	8,264	182,923
Allowance for borrowed funds used during construction	(13,265)	—	—	(13,265)
Total	136,306	25,088	8,264	169,658

INCOME BEFORE INCOME TAXES	270,164	(71,444)	(18,857)	179,863

Income taxes	52,224	(7,483)	(1,078)	43,663

CONSOLIDATED NET INCOME	217,940	(63,961)	(17,779)	136,200

Preferred dividend requirements of subsidiaries	2,892	—	547	3,439

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$215,048	$(63,961)	$(18,326)	$132,761

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.19	($0.36)	($0.10)	$0.73
DILUTED	$1.19	($0.36)	($0.10)	$0.73

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				180,707,575
DILUTED				181,431,968
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended March 31, 2017
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$1,991,761	$(21)	$—	$1,991,740
Natural gas	43,351	—	—	43,351
Competitive businesses	—	—	553,367	553,367
Total	2,035,112	(21)	553,367	2,588,458

OPERATING EXPENSES
Operation and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	395,945	(21)	21,642	417,566
Purchased power	320,295	21	37,452	357,768
Nuclear refueling outage expenses	36,577	—	5,987	42,564
Other operation and maintenance	557,134	4,854	284,868	846,856
Asset write-offs, impairments and related charges	—	—	211,791	211,791
Decommissioning	39,510	—	74,864	114,374
Taxes other than income taxes	132,623	809	22,921	156,353
Depreciation and amortization	294,358	314	52,593	347,265
Other regulatory credits	(85,302)	—	—	(85,302)
Total	1,691,140	5,977	712,118	2,409,235

Gain on sale of assets	—	—	16,270	16,270

OPERATING INCOME	343,972	(5,998)	(142,481)	195,493

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	19,008	—	—	19,008
Interest and investment income	51,681	(38,270)	43,138	56,549
Miscellaneous - net	(14,224)	(1,215)	250	(15,189)
Total	56,465	(39,485)	43,388	60,368

INTEREST EXPENSE
Interest expense	143,364	21,284	6,441	171,089
Allowance for borrowed funds used during construction	(9,042)	—	—	(9,042)
Total	134,322	21,284	6,441	162,047

INCOME BEFORE INCOME TAXES	266,115	(66,767)	(105,534)	93,814

Income taxes	98,492	(12,392)	(78,337)	7,763

CONSOLIDATED NET INCOME	167,623	(54,375)	(27,197)	86,051

Preferred dividend requirements of subsidiaries	2,899	—	547	3,446

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$164,724	$(54,375)	$(27,744)	$82,605

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$0.92	($0.30)	($0.16)	$0.46
DILUTED	$0.92	($0.30)	($0.16)	$0.46

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				179,335,063
DILUTED				179,842,053

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended March 31, 2018
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$9,535,544	$(127)	$—	$9,535,417
Natural gas	152,200	—	—	152,200
Competitive businesses	—	—	1,522,286	1,522,286
Total	9,687,744	(127)	1,522,286	11,209,903

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,936,028	(127)	81,418	2,017,319
Purchased power	1,381,854	123	84,228	1,466,205
Nuclear refueling outage expenses	157,906	—	10,441	168,347
Other operation and maintenance	2,449,197	27,096	775,704	3,251,997
Asset write-offs, impairments and related charges	—	—	399,505	399,505
Decommissioning	147,482	—	238,229	385,711
Taxes other than income taxes	551,700	1,683	73,039	626,422
Depreciation and amortization	1,209,366	1,735	178,677	1,389,778
Other regulatory charges (credits) - net	(3,652)	—	—	(3,652)
Total	7,829,881	30,510	1,841,241	9,701,632

OPERATING INCOME (LOSS)	1,857,863	(30,637)	(318,955)	1,508,271

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	104,424	—	—	104,424
Interest and investment income	223,440	(154,544)	179,623	248,519
Miscellaneous - net	(64,631)	(5,388)	(67,269)	(137,288)
Total	263,233	(159,932)	112,354	215,655

INTEREST EXPENSE
Interest expense	598,375	95,134	25,537	719,046
Allowance for borrowed funds used during construction	(49,092)	—	—	(49,092)
Total	549,283	95,134	25,537	669,954

INCOME (LOSS) BEFORE INCOME TAXES	1,571,813	(285,703)	(232,138)	1,053,972

Income taxes	748,348	(100,657)	(69,220)	578,471

CONSOLIDATED NET INCOME (LOSS)	823,465	(185,046)	(162,918)	475,501

Preferred dividend requirements of subsidiaries	11,546	—	2,188	13,734

NET INCOME (LOSS) ATTRIBUTABLE TO ENTERGY CORPORATION	$811,919	$(185,046)	$(165,106)	$461,767

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
BASIC	$4.51	($1.03)	($0.91)	$2.57
DILUTED	$4.48	($1.02)	($0.91)	$2.55

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				180,010,225
DILUTED				180,971,491
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended March 31, 2017
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$8,816,339	$(101)	$—	$8,816,238
Natural gas	127,086	—	—	127,086
Competitive businesses	—	—	1,880,927	1,880,927
Total	8,943,425	(101)	1,880,927	10,824,251

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,498,928	(101)	222,973	1,721,800
Purchased power	1,228,183	101	87,687	1,315,972
Nuclear refueling outage expenses	131,668	—	68,344	200,011
Other operation and maintenance	2,366,810	23,012	965,777	3,355,600
Asset write-offs, impairments and related charges	—	—	3,040,067	3,040,067
Decommissioning	154,622	—	218,549	373,171
Taxes other than income taxes	505,112	1,011	92,954	599,076
Depreciation and amortization	1,162,138	1,703	196,338	1,360,179
Other regulatory charges - net	7,781	—	—	7,781
Total	7,055,242	25,726	4,892,689	11,973,657

Gain on sale of assets	—	—	16,270	16,270

OPERATING INCOME (LOSS)	1,888,183	(25,827)	(2,995,492)	(1,133,136)

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	67,638	—	—	67,638
Interest and investment income	197,145	(153,017)	124,794	168,922
Miscellaneous - net	(65,245)	(8,130)	(28,896)	(102,272)
Total	199,538	(161,147)	95,898	134,288

INTEREST EXPENSE
Interest expense	587,108	87,519	23,196	697,823
Allowance for borrowed funds used during construction	(33,535)	—	—	(33,535)
Total	553,573	87,519	23,196	664,288

INCOME (LOSS) BEFORE INCOME TAXES	1,534,148	(274,493)	(2,922,790)	(1,663,135)

Income taxes	415,044	(41,572)	(1,322,914)	(949,441)

CONSOLIDATED NET INCOME (LOSS)	1,119,104	(232,921)	(1,599,876)	(713,694)

Preferred dividend requirements of subsidiaries	15,097	—	2,188	17,284

NET INCOME (LOSS) ATTRIBUTABLE TO ENTERGY CORPORATION	$1,104,007	$(232,921)	$(1,602,064)	$(730,978)

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
BASIC	$6.17	($1.30)	($8.95)	($4.08)
DILUTED	$6.17	($1.30)	($8.95)	($4.08)

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				179,073,043
DILUTED				179,073,043
*Totals may not foot due to rounding.

Entergy Corporation
Consolidated Cash Flow Statement
Three Months Ended March 31, 2018 vs. 2017
(Dollars in thousands)
(Unaudited)
	2018	2017	Variance

OPERATING ACTIVITIES
Consolidated net income	$136,200	$86,051	$50,149
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	525,181	531,373	(6,192)
Deferred income taxes, investment tax credits, and non-current taxes accrued	104,607	16,497	88,110
Asset write-offs, impairments and related charges	25,800	145,026	(119,226)
Gain on sale of assets	—	(16,270)	16,270
Changes in working capital:
Receivables	131,150	156,201	(25,051)
Fuel inventory	(16,261)	6,465	(22,726)
Accounts payable	(68,857)	(47,682)	(21,175)
Taxes accrued	(56,301)	(58,832)	2,531
Interest accrued	(10,011)	(13,921)	3,910
Deferred fuel costs	(76,238)	(7,389)	(68,849)
Other working capital accounts	(28,004)	(7,324)	(20,680)
Changes in provisions for estimated losses	10,744	(4,031)	14,775
Changes in other regulatory assets	84,349	47,497	36,852
Changes in other regulatory liabilities	(31,380)	(18,324)	(13,056)
Changes in pensions and other postretirement liabilities	(97,418)	(86,430)	(10,988)
Other	(76,168)	(199,514)	123,346
Net cash flow provided by operating activities	557,393	529,393	28,000
INVESTING ACTIVITIES
Construction/capital expenditures	(931,479)	(794,448)	(137,031)
Allowance for equity funds used during construction	28,512	19,254	9,258
Nuclear fuel purchases	(49,647)	(137,613)	87,966
Proceeds from sale of assets	—	100,000	(100,000)
Insurance proceeds received for property damages	1,582	20,909	(19,327)
Changes in securitization account	(7,063)	(963)	(6,100)
Payments to storm reserve escrow account	(1,175)	(480)	(695)
Receipts from storm reserve escrow account	—	8,836	(8,836)
Increase in other investments	(406)	(10,377)	9,971
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	—	25,493	(25,493)
Proceeds from nuclear decommissioning trust fund sales	1,091,332	513,750	577,582
Investment in nuclear decommissioning trust funds	(1,106,094)	(556,161)	(549,933)
Net cash flow used in investing activities	(974,438)	(811,800)	(162,638)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	2,505,726	236,198	2,269,528
Treasury stock	1,952	2,448	(496)
Retirement of long-term debt	(734,000)	(811,690)	77,690
Changes in credit borrowings and commercial paper - net	(773,177)	908,378	(1,681,555)
Other	5,193	1,810	3,383
Dividends paid:
Common stock	(160,887)	(156,073)	(4,814)
Preferred stock	(3,439)	(3,446)	7
Net cash flow provided by financing activities	841,368	177,625	663,743
Net increase (decrease) in cash and cash equivalents	424,323	(104,782)	529,105
Cash and cash equivalents at beginning of period	781,273	1,187,844	(406,571)
Cash and cash equivalents at end of period	$1,205,596	$1,083,062	$122,534

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$185,606	$178,134	$7,472
Income taxes	$(4,297)	$(18,044)	$13,747

Entergy Corporation
Consolidated Cash Flow Statement
Twelve Months Ended March 31, 2018 vs. 2017
(Dollars in thousands)
(Unaudited)
	2018	2017	Variance

OPERATING ACTIVITIES
Consolidated net income (loss)	$475,501	$(713,694)	$1,189,195
Adjustments to reconcile consolidated net income (loss) to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	2,072,386	2,154,416	(82,030)
Deferred income taxes, investment tax credits, and non-current taxes accrued	617,163	(895,175)	1,512,338
Asset write-offs, impairments and related charges	238,025	2,973,302	(2,735,277)
Gain on sale of asset	—	(16,270)	16,270
Changes in working capital:
Receivables	(122,688)	(17,306)	(105,382)
Fuel inventory	(25,769)	53,764	(79,533)
Accounts payable	80,627	194,103	(113,476)
Taxes accrued	36,384	(71,799)	108,183
Interest accrued	4,652	6,279	(1,627)
Deferred fuel costs	(12,559)	(346,851)	334,292
Other working capital accounts	(25,011)	119,164	(144,175)
Changes in provisions for estimated losses	11,496	20,842	(9,346)
Changes in other regulatory assets	632,356	(57,019)	689,375
Changes in other regulatory liabilities	2,902,739	120,972	2,781,767
Deferred tax rate change recognized as regulatory liability / asset	(3,665,498)	—	(3,665,498)
Changes in pensions and other postretirement liabilities	(141,674)	(134,303)	(7,371)
Other	(426,630)	(395,154)	(31,476)
Net cash flow provided by operating activities	2,651,500	2,995,271	(343,771)
INVESTING ACTIVITIES
Construction/capital expenditures	(3,744,563)	(2,938,659)	(805,904)
Allowance for equity funds used during construction	105,258	68,492	36,766
Nuclear fuel purchases	(289,358)	(366,500)	77,142
Payment for purchase of plant or assets	(16,762)	(1,551)	(15,211)
Proceeds from sale of assets	—	100,000	(100,000)
Insurance proceeds received for property damages	6,830	41,877	(35,047)
Changes in securitization account	(4,777)	4,443	(9,220)
Payments to storm reserve escrow account	(3,573)	(1,657)	(1,916)
Receipts from storm reserve escrow account	2,487	8,836	(6,349)
Increase in other investments	11,049	195,187	(184,138)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	—	194,578	(194,578)
Proceeds from nuclear decommissioning trust fund sales	3,740,329	2,193,256	1,547,073
Investment in nuclear decommissioning trust funds	(3,810,607)	(2,282,123)	(1,528,484)
Net cash flow used in investing activities	(4,003,687)	(2,783,821)	(1,219,866)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	4,078,918	4,166,948	(88,030)
Preferred stock of subsidiary	14,399	—	14,399
Treasury stock	80,233	29,775	50,458
Retirement of long-term debt	(1,507,991)	(4,219,344)	2,711,353
Repurchase / redemption of preferred stock	(20,599)	(115,283)	94,684
Changes in credit borrowings and commercial paper - net	(518,259)	557,311	(1,075,570)
Other	(4,348)	(4,418)	70
Dividends paid:
Common stock	(633,699)	(616,069)	(17,630)
Preferred stock	(13,933)	(18,959)	5,026
Net cash flow provided by (used in) financing activities	1,474,721	(220,039)	1,694,760
Net increase (decrease) in cash and cash equivalents	122,534	(8,589)	131,123
Cash and cash equivalents at beginning of period	1,083,062	1,091,651	(8,589)
Cash and cash equivalents at end of period	$1,205,596	$1,083,062	$122,534

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest - net of amount capitalized	$685,843	$673,608	$12,235

Income taxes	$372	$50,891	$(50,519)